           TRUST UNDER THE ANALYSTS INTERNATIONAL CORPORATION SPECIAL
                            EXECUTIVE RETIREMENT PLAN

      This Agreement made as of October 21, 1992, by and between Analyst International Corporation (Company) and Norwest Bank Minneapolis (Trustee).

      WHEREAS, Company has adopted the nonqualified deferred compensation Plan as listed in Appendix A.

      WHEREAS, Company has incurred or expects to incur liability under terms of such Plan with respect to the individuals participating in such Plan;

      WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

      WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

      SECTION 1.  ESTABLISHMENT OF TRUST

      (a) Company hereby deposits with Trustee in trust the assets identified in Appendix B, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

      (b) The Trust hereby established shall be irrevocable.

      (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

      (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

      (f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than 5 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan(s) as of the date on which the Change of Control occurred.

      SECTION 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

      (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payments of benefits pursuant to the terms of the Plan(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

      (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

      (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

      SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST PLAN PARTICIPANT WHEN COMPANY IS INSOLVENT.

      (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

           (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

           (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

           (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

           (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

      (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

      SECTION 4.  PAYMENTS TO COMPANY.

      Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

      SECTION 5.  INVESTMENT AUTHORITY.

      (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

      Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.

      SECTION 6.  DISPOSITION OF INCOME.

      (a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.



      SECTION 7.   DUTIES AND POWERS OF TRUSTEE

      (a) The general responsibilities of the Trustee shall be as follows:

           (1) Except as expressly otherwise provided herein, the Trustee shall have exclusive authority and discretion to manage and control the assets held in the Trust.
           (2) The Trustee shall hold, administer, invest and reinvest, and disburse the Trust Fund in accordance with the powers and subject to the restrictions stated herein.

      (b) Trustee shall discharge its duties hereunder solely

           (1)  for the exclusive purpose of:

                (a) providing benefits to each Plan participant and other persons entitled to benefits under each Plan participant's Plan; and

                (b) defraying reasonable expenses of administering the Trust;
and

           (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

      (c) With respect to the Trust and subject only to the limitations expressly provided in this Agreement, Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in this Agreement or by law:

           (1) To receive and hold all contributions paid to it.

           (2) To manage, operate, sell, contract to sell, grant options with respect to, convey, exchange, partition, transfer, abandon, improve, repair, insure, lease for any term (although commencing in the future or extending beyond the term of this Trust Agreement) and otherwise deal with all property, real or personal, in such manner, for such considerations, and on such terms and conditions as Trustee shall decide.

           (3) To borrow from anyone such amount or amounts of money as Trustee considers desirable to carry out the purpose of this Trust and for that purpose to mortgage or pledge all or any part of the Trust Fund.

           (4) To retain in cash (pending investment, reinvestment or payment of benefits) any reasonable portion of the Trust Fund and to deposit cash in any depositary selected by it, including deposits in itself or its affiliates, provided such deposits bear a reasonable rate of interest.

           (5) To compromise, contest, arbitrate, settle or abandon claims and demands.

           (6) To begin, maintain or defend any litigation necessary in connection with the investment, reinvestment or administration of the Trust.

           (7) To have all rights of an individual owner, including the power to give proxies to vote stocks, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, recapitalizations or liquidations, and to exercise or sell stock subscription or conversion rights.

           (8) To hold securities or other property in the name of Trustee or its nominee, or nominees, or in such other form as it determines best, with or without disclosing the trust relationship, provided the records of Trustee shall indicate the actual ownership of such securities or other property.

           (9) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction.

           (10) To pay any tax, charge or assessment attributable to any benefit which, in Trustee's opinion, it shall or may be required to pay out of such benefit; and to require before making any payment such release or other document from any taxing authority and such indemnity from the Plan participant as Trustee shall deem necessary for its protection.

           (11) To employ actuaries, agents, attorneys, investment counsel, accountants or other persons (who also may be employed by or represent the Company) for such purposes as Trustee considers desirable.

           (12) To furnish the Company with such information in Trustee's possession as the Company may need for tax or other purposes.

           (13) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.

      (d) Except as otherwise expressly provided herein, Trustee shall have exclusive authority and discretion to invest and reinvest the principal and income of the Trust in real or personal property of any kind and shall do so with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Trustee shall diversify the investments of the Trust Fund by corporate or individual trustees in or to certain kinds, types, or classes of investments or limiting the value or proportion of the Trust assets that may be invested in any one property or kind, type, or class of investment. Investments and reinvestments shall be subject to the above standard, and without limiting the generality of the foregoing, shall also be subject to the following:

      (1) The Trustee may invest and reinvest principal and income of the Trust in common, preferred, and other stocks of any corporation (except stock in Company other than a deminimis amount); voting trust certificates; interests in investment trusts, including without limiting the generality thereof, participations issued by an investment company as defined in the Investment Company Act of 1940, as from time to time amended; bonds, notes, and debentures, secured or unsecured; mortgages on real or personal property; conditional sales contracts; and real estate and leases.

      (2) The Trustee may invest and reinvest the principal and income of the Trust through any common or collective trust fund or pooled investment fund maintained by Trustee for the collective investment of funds held by it in a fiduciary capacity. The provisions of the document governing any such common or collective trust fund as it may be amended from time to time shall govern any investment therein and are hereby made a part of this Trust Agreement.

      (3) Trustee may invest and reinvest principal and income of the Trust in deposits (including savings accounts, savings certificates, and similar interest-bearing instruments or accounts) in itself or its affiliates, provided such deposits bear a reasonable rate of interest.

      (4) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

      (5) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

      (e) Trustee shall be entitled to reasonable fees for its services hereunder. Such fees and any expenses incurred by Trustee in connection with the Trust held hereunder (including expenses and fees of persons employed by it) shall be charged to the Trust. To the extent that the Trust does not pay such fees and expenses, they shall be paid by Company. Company shall reimburse the Trust to the extent the Trust pays such fees and expenses out of funds not allocated for such fees or expenses.

      (f) The Trustee shall maintain accurate and detailed records and accounts of all transactions hereunder. Within thirty (30) days following the close of each calendar quarter, or following the close of such other reporting period as may be agreed upon by Trustee and Company, Trustee shall file with Company a written account setting forth the balance in the Trust Fund at the beginning of the period. Trustee shall also file a written account listing the property held in the Fund as of the close of each period.

      (g) As soon as practicable following the close of each fiscal year of the Trust and following the effective date of the removal or resignation of any trustee, Trustee shall file with Company a written report setting forth all transactions with respect to the Trust during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation and listing the assets of the Trust and the market value thereof as of the close of the period covered by such report.

      (h) Upon the receipt by Trustee of Company's written approval of any such written account or report, or upon the lapse of ninety (90) days after Company's receipt of each written account or report, said written account or report shall be deemed to be approved by it except as to matters, if any, covered by written objections theretofore delivered to Trustee by Company regarding which Trustee has not given an explanation or made adjustments satisfactory to it. Trustee, to the extent permitted by law, shall be released and discharged as to all items, matters, and things set forth in such written account or report other than the matters covered in such written objections as provided herein. Trustee, nevertheless, shall have the right to have its accounts approved by judicial proceedings if it so elects, in which event Trustee and Company shall be the only necessary parties. Further, in the event that Company duly delivers to the Trustee written objections to any matters set forth in any such written account or report and said objections are not explained or adjusted to the satisfaction of Company, each shall likewise have the right to have Trustee's accounts reviewed by judicial proceedings if it so elects, in which event Trustee and Company shall be the only necessary parties.

      (i) Trustee shall have no obligation to enforce a Plan participant's Plan on behalf of a Plan participant except to pay out Trust Funds if and when deposited with Trustee pursuant to this Trust Agreement.

      (j) If Trustee receives notice from any Plan participant objecting to and disputing Company's determination or the creditor's written allegation that is Insolvent, Trustee shall notify Company and the creditor alleging Insolvency, if any, of its or the Plan participant's objection (the "Objection Notice"). Trustee shall resume payments, including any benefits suspended, within 15 days from the date on which Trustee sends its Objection Notice to Company unless Company or the creditor receives an injunctive relief order from a court of competent jurisdiction in the State of Minnesota enjoining Trustee from making further disbursements under this Trust Agreement because such court has determined that the Company is Insolvent. Upon resumption of such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to each Plan participant (together with interest at a simple annual rate equal to the Base Rate as of the date payments were suspended) in accordance with such Plan participant's Plan. If a court of competent jurisdiction in the State of Minnesota determines that the Company is Insolvent, the Trustee shall deliver Trust Assets to satisfy claims of the Company's general creditors as directed by a court of competent jurisdiction.

      (k) The Trustee may, in its sole discretion, disburse money or properties to a Plan participant in advance of the date such payments are due pursuant to a Plan participant's Plan (hereinafter called "Advance Payment") to the extent funds in the Trust are available for such purpose, if (a) the Trustee determines that a Plan participant has a financial need for an Advance Payment for an unanticipated emergency caused by an event beyond such Plan participant's control that results in severe financial hardship and (b) such Plan participant no longer serves as an employee of the Company. After any Advance Payment by the Trustee pursuant to this Section 4.05, all subsequent payments to such Plan participant pursuant to the Plan participant's Plan shall be reduced by the percentage which the amount of the Advance Payment made to such Plan participant bears to the actuarially determined present value (utilizing a discount rate equal to the Base Rate as of the date of the Advance Payment) of all the unpaid benefits established by the Plan participant's Plan on such date.

      SECTION 8.  CHANGES OF TRUSTEE

      (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

      (b) Company's Chief Executive Officer with the consent of all Beneficiaries may remove Trustee by giving thirty (30) days' advance written notice to Trustee, subject to providing the removed Trustee with a copy of the successor trustee's acceptance of the trusteeship. Company's Chief Executive Officer shall appoint a successor Trustee. The consent of each Plan participant shall be sent to Trustee pursuant to Section 10(e).

      (c) If Trustee resigns or is removed, it shall promptly transfer and deliver the assets of the Trust to the successor trustee, after reserving such reasonable amount as it shall deem necessary to provide for its fees, expenses, and any sums chargeable against the Trust Fund for which it may be liable. Within 120 days, the resigned or removed trustee shall furnish to Company and the successor trustee an account of its administration of the Trust from the date of its last account. Each successor trustee shall succeed to the title to the Trust Fund vested in his predecessor without the signing or filing of any further instrument, but any resigning or removed trustee shall execute all documents and do all acts necessary to vest title to any successor trustee. Each successor shall have all the powers,rights and duties conferred by this Agreement as if originally named trustee. No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee.

      (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

      (e) If Trustee resigned or is removed, a successor shall be appointed, in accordance with this Section 8, by the effective date of resignation or removal under paragraph(s) (A) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

      SECTION 9.  AMENDMENT AND TERMINATION

      (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable after is has become irrevocable in accordance with Section 1(b) hereof.

      (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

      (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan(s), Company may terminate this Trust prior to the time all benefit payments under the Plan(s) have been made. All assets in the Trust at termination shall be returned to Company.

      SECTION 10.  MISCELLANEOUS

      (a) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      (b) No person dealing with Trustee shall be required to see to the application of any money paid or property delivered to Trustee, or to determine whether or not Trustee is acting pursuant to any authority granted to it under the Trust Agreement.

      (c) The Company hereby agrees to indemnify the Trustee for and to hold it harmless against any and all liabilities, losses, costs or expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against Trustee at any time by reason of the Trustee's service under this Trust Agreement if Trustee did not act dishonestly or in willful or negligent violation of the law or regulation under which such liability, loss, cost or expense arose.

      (d) Evidence required by anyone under this Trust Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

      (e) Any notice or consent required under this Trust Agreement shall be in writing and shall be deemed to have been duly given or served if delivered in person or deposited in the United States mail, return receipt requested, and sent to the address set forth next to such party's signature, at the end of this Trust Agreement, or if to a person not a party to this Trust Agreement, to the address designated by a party to this Trust Agreement in the foregoing manner.
Any party may change his address by giving notice in writing, stating his new address, to the other party. Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices and consents permitted or required to be given or served under this Trust Agreement. For purposes of this Trust Agreement, the date on which any notice or consent is sent shall be the date of the United States postmark stamped on the "Receipt for Certified Mail" or on the envelope in which the notice or consent is mailed in. For purposes of this Section 10(e), each Plan participant shall be treated as a party to this Trust Agreement. Any notice or consent required to be sent to a Plan participant under this Trust Agreement shall be sent to such Plan participant at the address set forth next to such Plan participant's name in Exhibit A. Unless otherwise provided herein, any notice or consent required to be sent by the Company pursuant to this Trust Agreement shall be signed by the Chief Executive Officer and Chief Financial Officer of the Company.

      (f) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (g) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original and no other counterpart need be produced.

      (h) This Trust Agreement shall be governed by and construed in accordance with the laws of Minnesota.

      (i) This Trust Agreement shall be binding on Company and Trustee and their successors. Nothing in this Trust Agreement shall alter, change or modify a Plan participant's Plan.

      (j) For purposes of this Trust Agreement, the terms in this subparagraph have the meanings as indicated herein.

      "Trust Fund" shall mean all money and the fair market value of all property contributed pursuant to Article III herein by the Company and all investments made therewith and proceeds thereof and all earnings and profits thereon, less the payments made by the Trustee as authorized herein.

      "The Plan" shall refer to the agreement entered into between the Company and each Plan participant and attached hereto as Exhibit B. Each Plan may be amended from time to time by agreement between the Company and each Plan participant. The Company shall deliver any amendment to a Plan within thirty
(30) days of such amendment's effective date.

      "Key Employees" shall mean members of a select group of management or highly compensated employees who negotiated additional, nonqualified arrangements with the Company and whom the Company has selected in its sole discretion to pay through the Trust.

      "Person" shall mean any individual, firm, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such activity.

      "Change of Control" shall mean either of the following:

      (a) the earlier to occur of (i) a public announcement that a person or group of "Affiliated" or "Associated" persons (an "Acquired Person") acquired or obtained the right to acquire "Beneficial Ownership" of 20% or more of the outstanding Common Shares of the Company or (ii) the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person or group of 30% or more of the outstanding Common Shares; or

      (b) the successful acquisition of control of the Company's voting securities in a tender offer or other transaction which is not approved by a majority of the Company's current Board of Directors.

      "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company or any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares of the company for or pursuant to the terms of any such plan.

      "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date designated above.

      "Beneficial Owner" a Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

      (a) which such Person or any of such Person's Affiliates of Associates beneficially owns, directly or indirectly;

      (b) which such Person or any of such Person's Affiliates or Associates has
(i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not also then reportable on Schedule 13D under the

Exchange Act (or any comparable or successor report); or

      (c) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the provision to Section 1.09(b)(ii)(B)) or disposing of any securities of the Company.

      (d) The "Base Rate" shall mean the rate publicly announced by Norwest Bank Minneapolis, N.A. from time to time as its prime rate; the Bank may lend to its customers at rates that are at, above, or below the prime rate.

SECTION 11.  EFFECTIVE DATE

      The effective date of this Trust Agreement shall be October 20, 1992.

      IN WITNESS WHEREOF, Company and Trustee have caused these presents to be signed by their duly authorized officers the day and year first above written.

ANALYSTS INTERNATIONAL CORPORATION


By  /s/ Thomas R. Mahler
    ---------------------------------------------
    Thomas R. Mahler, Corporate Secretary
    ---------------------------------------------
    Typed name and Title


NORWEST BANK MINNEAPOLIS, AS TRUSTEE


By  /s/ Mark A. Anderson
    ---------------------------------------------
    Mark A. Anderson, Assistant Vice President
    ---------------------------------------------
    Typed name and Title